Exhibit 99.1
PRESS RELEASE
For information contact:
Jim Storey
Director, Investor Relations & Corporate Communications
704.973.7107
jstorey@horizonlines.com
HORIZON LINES REPORTS THIRD-QUARTER FINANCIAL RESULTS
•	Revenue Improves; Adjusted EBITDA and Net Income Down Slightly

•	Volume Declines on Economic Recovery Slowdown; Rate, Net of Fuel, Up Marginally

•	Adjusted Free Cash Flow Remains Solid; Debt Paydown Ahead of Plan
CHARLOTTE, NC, October 22, 2010 — Horizon Lines, Inc. (NYSE: HRZ) today reported financial results for its fiscal third quarter ended September 19, 2010.
On a GAAP basis, third-quarter net income was $7.7 million, or $0.25 per diluted share, compared with $8.4 million, or $0.27 per diluted share, for the third quarter of 2009. On an adjusted basis, third-quarter net income totaled $11.0 million, or $0.35 per diluted share, excluding charges of $3.3 million after tax, or $0.10 per diluted share, for antitrust-related legal expenses, an equipment impairment charge and union severance. This compares with 2009 adjusted net income of $11.4 million, or $0.37 per diluted share, after excluding antitrust-related legal expenses and a vessel impairment charge totaling $3.0 million after tax, or $0.10 per diluted share. Third-quarter revenue increased to $311.0 million from $308.0 million a year ago.
Comparison of GAAP and Non-GAAP Earnings (in millions, except per share data)*

	Quarters Ended
	9/19/10	9/20/09
GAAP:
Operating revenue	$311.0	$308.0
Net income	$7.7	$8.4
Net income per diluted share	$0.25	$0.27

Non-GAAP:
EBITDA	$33.4	$33.8
Adjusted EBITDA*	$36.8	$36.9
Adjusted net income *	$11.0	$11.4
Adjusted net income per diluted share*	$0.35	$0.37

*	See attached schedules for reconciliation of third-quarter 2010 and 2009 reported GAAP results to adjusted Non-GAAP results.

Horizon Lines 3rd Quarter 2010	Page 2 of 11
Container volume for the 2010 third quarter totaled 65,726 loads, a 2.8% decline from 67,649 loads for the same period a year ago. Puerto Rico and Hawaii/Guam experienced the largest year-over-year declines. Alaska volume was down just marginally. Container volume for the 2010 nine-month period totaled 190,610 loads, down 1.4% from 193,305 loads a year ago.
Container rates, net of fuel, for the 2010 third quarter, rose slightly to $3,247 from $3,229 for the third quarter a year ago. Container rates, net of fuel, for the 2010 nine-month period were $3,258, marginally below the rate of $3,266 a year ago.
“A summer slowdown in the pace of economic recovery pressured volumes across all of our markets, resulting in a third-quarter financial performance that was short of our expectations,” said Chuck Raymond, Chairman, President and Chief Executive Officer. “We had anticipated a firmer overall economic recovery in the third quarter. However, after some initial inventory rebuilding this past spring, economic activity slowed in our tradelanes as consumer spending remained muted in the face of continuing high unemployment. The quarter also was impacted by high fuel prices and lower revenue from transportation services agreements. In addition, vessel operating expenses increased from a year ago due to the timing of regulatory dry-dockings.
“In the face of this challenging operating environment, our financial results demonstrate modest revenue growth and diligent cost management,” Mr. Raymond said. “We continued to generate solid adjusted free cash flow, debt paydown remained ahead of plan, and we finished the quarter with improved liquidity. As was the case in the second quarter, our third-quarter was characterized by improved EBITDA contributions from our Alaska market, terminal services to third parties and logistics businesses, combined with ongoing overhead cost savings.
“Volume declines were greatest in Puerto Rico, which remains in recession, and in Hawaii/Guam, which continues to experience a very slow and uneven economic recovery,” Mr. Raymond continued. “The volume declines in Puerto Rico were exacerbated by ongoing competitive pricing pressures, due in part to capacity that was added by a competitor to the depressed market in the spring. We are responding appropriately and will continue to do so in the months ahead. Alaska, while down very slightly in volume, contributed to EBITDA growth amid an improving business environment.”
Third-Quarter 2010 Financial Highlights
•	Operating Revenue — Third-quarter operating revenue increased 1.0% to $311.0 million from $308.0 million a year ago. The largest factor in the $3.0 million revenue gain was a $6.9 million gain in logistics revenue, followed by a $4.9 million rise in fuel surcharges to help partially mitigate higher fuel costs. Terminal services contributed $2.3 million of the revenue increase, while rate/mix improvement added $1.7 million. These gains were partially offset by a $6.2 million revenue decline resulting from lower

Horizon Lines 3rd Quarter 2010	Page 3 of 11
container volume, and a $6.6 million decrease related to the expiration of a vessel management contract with the federal government.

•	Operating Income — GAAP operating income for the third quarter decreased to $18.1 million from $19.0 million a year ago. The 2010 GAAP operating income includes expenses of $3.4 million, consisting of $1.5 million in antitrust-related legal expenses, $1.8 million for an equipment impairment charge, and $0.1 million for a union severance charge. The 2009 GAAP operating income includes $2.0 million of antitrust-related legal expenses and $1.2 million for a vessel impairment charge. Excluding these items, the third-quarter 2010 adjusted operating income totaled $21.5 million, compared with $22.1 million for the prior year’s third quarter. The decline in 2010 third-quarter adjusted operating income from the prior year was primarily due to reduced volume, lower fuel recovery, decreased space charter income, and higher vessel operating expense as a result of an increase in dry-dockings. These negative factors were partially offset by a decrease in overhead expenses and terminal services savings.

•	EBITDA — EBITDA totaled $33.4 million for the 2010 third quarter, compared with $33.8 million for the same period a year ago. Adjusted EBITDA for the third quarter of 2010 was $36.8 million, compared with $36.9 million for 2009. EBITDA and adjusted EBITDA for the 2010 and 2009 third quarters were impacted by the same factors affecting operating income.

•	Shares Outstanding — The company had a weighted daily average of 31.2 million diluted shares outstanding for the third quarter of 2010, compared with 30.9 million outstanding for the third quarter of 2009.

•	Nine-Month Results — For the nine months ended September 19, 2010, operating revenue increased 5.1% to $902.7 million from $858.8 million for the same period in 2009. EBITDA totaled $72.9 million compared with $51.2 million a year ago. Adjusted EBITDA for the 2010 nine-month period totaled $78.6 million, after excluding $3.5 million in antitrust-related legal expenses, a $1.8 million equipment impairment charge, and $0.5 million for union severance. Adjusted EBITDA for the 2009 nine-month period totaled $84.6 million, after excluding $20.0 million for the Puerto Rico class-action settlement, $10.4 million in antitrust-related legal expenses, and $3.0 million for impairment, restructuring and other charges. The 2010 nine-month net loss totaled $1.8 million, or $0.06 per share, compared with a net loss of $32.6 million, or $1.07 per share for the same period a year earlier. Adjusted net income for the 2010 nine-month period totaled $3.7 million, or $0.12 per diluted share, compared with $10.8 million, or $0.35 per diluted share, a year ago.

•	Liquidity, Credit Facility Compliance & Debt Structure — As of September 19, 2010, the company had total liquidity of $85.8 million, consisting of $4.4 million in cash and $81.4 million of effective revolver availability. The company’s trailing 12-month interest coverage and senior secured leverage ratios were 3.81 times and 1.98 times, respectively, in compliance with the credit agreement requirement of above 3.5 times

Horizon Lines 3rd Quarter 2010	Page 4 of 11
and below 2.75 times, respectively. Funded debt outstanding totaled $540.7 million, a reduction of $22.4 million from the second quarter and $39.8 million from the year-ago third quarter. The funded debt outstanding at September 19, 2010, consisted of $210.7 million in senior secured debt and $330.0 million in convertible notes, at a weighted average interest rate of 4.48%. The company’s senior secured debt matures in August 2012, but the maturity will accelerate to February 2012 if the convertible notes are not refinanced or if arrangements are not being made for their refinancing by that date.
Please see attached schedules for the reconciliation of third-quarter 2010 and 2009 reported GAAP results and Non-GAAP adjusted results.
Outlook
“In light of the third-quarter slowdown, we are more guarded about our outlook for the remainder of 2010,” Mr. Raymond said. “While volume trends have firmed modestly so far in October, we expect pricing pressures to continue in Puerto Rico and fuel costs to increase across all of our tradelanes through year end. As we move forward, volume improvement remains dependent on the strength of the economic recovery in our markets and its impact on consumer sentiment.
“We currently expect full-year adjusted EBITDA results to be below those of 2009, but above the levels required by our debt covenants,” Mr. Raymond continued. “We also are actively engaged in planning to refinance our debt, and currently expect the refinancing to be completed in the first or second quarter of 2011, depending on market conditions and other factors.
“We remain optimistic about prospects for our new trans-Pacific Five Star Express liner service between China and the U.S. West Coast, which launches on December 13th,” Mr. Raymond noted. “We also are starting to see improved volume in Guam, where major infrastructure construction projects are finally underway in preparation for the eventual transfer of U.S. military forces from Okinawa to Guam. This bodes well for 2011 and beyond.”
Webcast & Conference Call Information
Company executives will provide additional perspective on the company’s financial results during a conference call beginning at 11:00 a.m. Eastern Time today. Those interested in participating in the call may do so by dialing 1-866-394-6819, and providing the operator with conference number 12953467. A copy of the presentation materials may be obtained from the Horizon Lines website, http://www.horizonlines.com, shortly before the start of the call. Alternatively, a live audio webcast of the call may be accessed at http://www.horizonlines.com. In order to access the live audio webcast, please allow at least 15 minutes before the start of the call to visit Horizon Lines’ website and download and install any necessary audio/video software for the webcast.

Horizon Lines 3rd Quarter 2010	Page 5 of 11
Use of Non-GAAP Measures
Horizon Lines reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). The company also believes that the presentation of certain non-GAAP measures, i.e., EBITDA, free cash flow and results excluding certain costs and expenses, provides useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance without the impact of significant special items. The company further feels these non-GAAP measures enhance the user’s overall understanding of the company’s current financial performance relative to past performance and provide a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables accompanying this news release. The company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the company’s reported GAAP results.
About Horizon Lines
Horizon Lines, Inc., is the nation’s leading domestic ocean shipping and integrated logistics company. The company owns or leases a fleet of 20 U.S.-flag containerships and operates five port terminals linking the continental United States with Alaska, Hawaii, Guam, Micronesia and Puerto Rico. The company also manages a domestic and overseas service partner network and provides integrated, reliable and cost competitive logistics solutions. Horizon Lines, Inc., is based in Charlotte, NC, and trades on the New York Stock Exchange under the ticker symbol HRZ.
Forward Looking Statements
The information contained in this press release should be read in conjunction with our filings made with the Securities and Exchange Commission. This press release contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “target,” “projects,” “likely,” “will,” “would,” “could,” and similar expressions or phrases identify forward-looking statements.
All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in this press release might not occur. We undertake no obligation, and specifically decline any obligation, to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on February 4, 2010, and in subsequent 10-Q filings, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not

Horizon Lines 3rd Quarter 2010	Page 6 of 11
necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.
(Tables Follow)

Horizon Lines 3rd Quarter 2010	Page 7 of 11
Horizon Lines, Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	September 19,	December 20,
	2010	2009
Assets
Current assets
Cash	$4,419	$6,419
Accounts receivable, net of allowance of $8,478 and $7,578 at September 19, 2010 and December 20, 2009, respectively	138,134	123,536
Prepaid vessel rent	7,132	4,580
Materials and supplies	28,129	30,254
Deferred tax asset	2,929	2,929
Other current assets	10,176	9,027

Total current assets	190,919	176,745
Property and equipment, net	186,026	193,438
Goodwill	317,068	317,068
Intangible assets, net	87,396	105,405
Other long-term assets	29,024	25,854

Total assets	$810,433	$818,510

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$39,364	$43,257
Current portion of long-term debt	18,750	18,750
Accrued vessel rent	—	4,339
Other accrued liabilities	110,827	110,473

Total current liabilities	168,941	176,819
Long-term debt, net of current portion	502,387	496,105
Deferred rent	19,230	22,585
Deferred tax liability	4,248	4,248
Other long-term liabilities	17,778	17,475

Total liabilities	712,584	717,232

Stockholders’ equity
Preferred stock, $.01 par value, 30,500 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value, 100,000 shares authorized, 34,516 shares issued and 30,716 shares outstanding as of September 19, 2010 and 34,091 shares issued and 30,291 shares outstanding as of December 20, 2009	345	341
Treasury stock, 3,800 shares at cost	(78,538)	(78,538)
Additional paid in capital	194,544	196,900
Accumulated deficit	(17,722)	(15,874)
Accumulated other comprehensive loss	(780)	(1,551)

Total stockholders’ equity	97,849	101,278

Total liabilities and stockholders’ equity	$810,433	$818,510

Horizon Lines 3rd Quarter 2010	Page 8 of 11
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Quarters Ended		Nine Months Ended
	September 19,	September 20,	September 19,	September 20,
	2010	2009	2010	2009
Operating revenue	$311,009	$307,972	$902,727	$858,807
Operating expense:
Vessel	95,717	95,008	296,601	262,321
Marine	52,125	55,126	158,135	153,831
Inland	57,565	52,074	165,993	150,995
Land	38,678	36,631	112,168	108,613
Rolling stock rent	10,053	9,525	30,044	28,602

Cost of services (excluding depreciation expense)	254,138	248,364	762,941	704,362
Depreciation and amortization	11,009	11,285	33,226	33,425
Amortization of vessel dry-docking	4,310	3,530	10,681	10,936
Selling, general and administrative	21,047	23,739	64,638	79,512
Impairment charge	1,799	1,208	1,799	1,867
Settlement of class action lawsuit	—	—	—	20,000
Restructuring charge	—	—	—	1,001
Miscellaneous expense, net	609	890	416	773

Total operating expense	292,912	289,016	873,701	851,876
Operating income	18,097	18,956	29,026	6,931
Other expense:
Interest expense, net	10,306	10,563	30,872	29,249
Loss on modification of debt	—	—	—	50
Other expense, net	11	1	18	11

Income (loss) before income tax expense (benefit)	7,780	8,392	(1,864)	(22,379)
Income tax expense (benefit)	33	(46)	(17)	10,219

Net income (loss)	$7,747	$8,438	$(1,847)	$(32,598)

Net income (loss) per share:
Basic	$0.25	$0.28	$(0.06)	$(1.07)
Diluted	$0.25	$0.27	$(0.06)	$(1.07)

Number of shares used in calculation:
Basic	30,865	30,430	30,660	30,431
Diluted	31,196	30,914	30,660	30,431

Dividends declared per common share	$0.05	$0.11	$0.15	$0.33

Horizon Lines 3rd Quarter 2010	Page 9 of 11
Horizon Lines, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	September 19,	September 20,
	2010	2009

Cash flows from operating activities:
Net loss	$(1,847)	$(32,598)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	17,753	17,950
Amortization of other intangible assets	15,473	15,475
Amortization of vessel dry-docking	10,681	10,936
Amortization of deferred financing costs	2,535	2,081
Impairment charge	1,799	1,867
Restructuring charge	—	1,001
Loss on modification of debt	—	50
Deferred income taxes	—	10,312
Gain on equipment disposals	(27)	(45)
Gain on sale of interest in joint venture	(724)	—
Stock-based compensation	1,890	2,464
Accretion of interest on 4.25% convertible notes	8,045	7,428
Changes in operating assets and liabilities:
Accounts receivable	(14,599)	(2,551)
Materials and supplies	2,090	(4,425)
Other current assets	(1,149)	(2,349)
Accounts payable	(3,893)	(7,050)
Accrued liabilities	(1,595)	10,466
Vessel rent	(9,657)	(9,650)
Vessel dry-docking payments	(15,761)	(11,269)
Other assets/liabilities	705	(664)

Net cash provided by operating activities	11,719	9,429

Cash flows from investing activities:
Purchases of property and equipment	(8,773)	(8,181)
Proceeds from the sale of interest in joint venture	1,100	—
Proceeds from the sale of property and equipment	283	1,009

Net cash used in investing activities	(7,390)	(7,172)

Cash flows from financing activities:
Borrowing under revolving credit facility	87,800	64,000
Payments on revolving credit facility	(75,500)	(49,000)
Payments on long-term debt	(14,063)	(4,913)
Dividends to stockholders	(4,636)	(10,041)
Common stock issued under employee stock purchase plan	70	75
Payments of financing costs	—	(3,475)

Net cash used in financing activities	(6,329)	(3,354)

Net decrease in cash	(2,000)	(1,097)
Cash at beginning of period	6,419	5,487

Cash at end of period	$4,419	$4,390

Horizon Lines 3rd Quarter 2010	Page 10 of 11
Horizon Lines, Inc.
Adjusted Operating Income Reconciliation
($ in Thousands)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 19, 2010	September 20, 2009	September 19, 2010	September 20, 2009
Operating Income	$18,097	$18,956	$29,026	$6,931

Adjustments:
Antitrust Legal Expenses	1,475	1,959	3,463	10,445
Impairment Charge	1,799	1,208	1,799	1,867
Union Severance	107	—	468	—
Legal Settlement	—	—	—	20,000
Restructuring Charge	—	—	—	1,001

Total Adjustments	3,381	3,167	5,730	33,313

Adjusted Operating Income	$21,478	$22,123	$34,756	$40,244

Horizon Lines, Inc.
Adjusted Net Income Reconciliation
($ in Thousands)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 19, 2010	September 20, 2009	September 19, 2010	September 20, 2009
Net Income (Loss)	$7,747	$8,438	$(1,847)	$(32,598)

Adjustments:
Antitrust Legal Expenses	1,475	1,959	3,463	10,445
Impairment Charge	1,799	1,208	1,799	1,867
Union Severance	107	—	468	—
Legal Settlement	—	—	—	20,000
Restructuring Charge	—	—	—	1,001
Loss on Modification of Debt	—	—	—	50
Tax Valuation Allowance	—	—	—	10,561
Tax Impact of Adjustments	(168)	(219)	(174)	(520)

Total Adjustments	3,213	2,948	5,556	43,404

Adjusted Net Income	$10,960	$11,386	$3,709	$10,806

Horizon Lines 3rd Quarter 2010	Page 11 of 11
Horizon Lines, Inc.
Adjusted Net Income Per Share Reconciliation

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 19, 2010	September 20, 2009	September 19, 2010	September 20, 2009
Net Income (Loss) Per Share	$0.25	$0.27	$(0.06)	$(1.07)

Adjustments Per Share:
Antitrust Legal Expenses	0.05	0.06	0.11	0.34
Impairment Charge	0.05	0.04	0.05	0.06
Union Severance	—	—	0.02	—
Legal Settlement	—	—	—	0.66
Restructuring Charge	—	—	—	0.03
Tax Valuation Allowance	—	—	—	0.35
Tax Impact of Adjustments	—	—	—	(0.02)

Total Adjustments	0.10	0.10	0.18	1.42

Adjusted Net Income Per Share	$0.35	$0.37	$0.12	$0.35

Horizon Lines, Inc.
EBITDA and Adjusted EBITDA Reconciliation
($ in Thousands)

	Quarter Ended	Quarter Ended	Nine Months Ended	Nine Months Ended
	September 19, 2010	September 20, 2009	September 19, 2010	September 20, 2009
Net Income (Loss)	$7,747	$8,438	$(1,847)	$(32,598)

Interest Expense, Net	10,306	10,563	30,872	29,249
Tax Expense (Benefit)	33	(46)	(17)	10,219
Depreciation and Amortization	15,319	14,815	43,907	44,361

EBITDA	33,405	33,770	72,915	51,231
Antitrust Legal Expenses	1,475	1,959	3,463	10,445
Impairment Charge	1,799	1,208	1,799	1,867
Union Severance	107	—	468	—
Legal Settlement	—	—	—	20,000
Restructuring Charge	—	—	—	1,001
Loss on Modification of Debt	—	—	—	50

Adjusted EBITDA	$36,786	$36,937	$78,645	$84,594

Note: EBITDA is defined as net income plus net interest expense, income taxes, depreciation and amortization. We believe that EBITDA is a meaningful measure for investors as (i) EBITDA is a component of the measure used by our board of directors and management team to evaluate our operating performance, (ii) the senior credit facility contains covenants that require the Company to maintain certain interest expense coverage and leverage ratios, w hich contain EBITDA, and (iii) EBITDA is a measure used by our management team to make day-to-day operating decisions. Adjusted EBITDA excludes certain charges in order to evaluate our operating performance, for making day-to-day operating decisions and w hen determining the payment of discretionary bonuses.
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